                          BYLAWS OF BB&T CORPORATION

                                   ARTICLE I

                                    Offices

    1.  Principal Office: The principal office of the corporation shall be
        ----------------
located at 500 North Chestnut Street, Lumberton, North Carolina.

    2.  Registered Office: The registered office of the corporation required
        ------------------
by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

    3.  Other Offices: The corporation may have offices at such other places,
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either within or without the State of North Carolina, as the Board of Directors
may from time to time determine, or as the affairs of the corporation may require.

                                  ARTICLE II

                           Meetings of Stockholders

    1.  Place of Meetings: All meetings of shareholders shall be held at the
        ------------------
principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

    2.  Annual Meetings: The annual meeting of the shareholders shall be held on
        ----------------
the third Tuesday of April of each year at such time of day as shall be designated by the Chief Executive Officer, President or Secretary for the purpose of electing directors of the corporation and for such other business as may be properly brought before the meeting.

    3.  Substitute Annual Meeting: If the annual meeting shall not be held on
        --------------------------
the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

    4.  Special Meetings: Special meetings of the shareholders may be called at
        -----------------
any time by the Chief Executive Officer, President, Secretary or Board of Directors of the corporation.

    5.    Notice of Meetings: Written or printed notice stating the time and
          -------------------
place of the meeting shall be delivered not less than ten nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the Chief Executive Officer, President, the Secretary, or other persons calling the meeting, to each shareholder of record entitled to vote at the meeting.

    In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of directors, on which the vote of shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

    When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

    6.  Quorum: The holders of a majority of the shares entitled to vote,
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represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

    The stockholders at a meeting at which quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    7.  Voting of Shares: Each outstanding share having voting rights shall be
        ----------------
entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

    Except in the election of directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or bylaws of this corporation. Voting on all matters except the election of directors shall be by voice or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

    8.  Proxies: Shareholders may vote at any meeting of the shareholders by
        -------
proxies duly authorized in writing, but no officer or employee of this corporation shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournment of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

    9.  Notice of Stockholder Business and Nominees for Election as
        -----------------------------------------------------------
Directors:  In addition to the requirements of any applicable laws with
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respect to any proposal presented by a shareholder for action at a meeting of the shareholders of the corporation, and subject to the provisions of the North Carolina Business Corporation Act as in effect from time to time, any shareholder desiring to introduce any business before any meeting of the shareholders of the corporation shall be required to deliver to the Secretary written notice containing the information specified herein (a) in the case of an annual meeting at least 60 days prior to the date one year from the date of the immediately preceding annual meeting, and (b) in the case of a special meeting at least 10 days prior to such meeting or not more than 3 days after receipt of notice of such meeting, whichever is closer to the date of such meeting. Such written notice shall contain the following information: The shareholder's name and address; the number of shares of each class of capital stock owned by the shareholder; a description of the business to be introduced to the shareholders; and any material interest, direct or indirect, which the shareholder may have in the business described in the notice.

    Any shareholder desiring to nominate a person for election as a director of the corporation in addition to the nominees set forth in the proxy materials delivered to the shareholders prior to an annual meeting shall deliver to the Secretary a written notice at such time and containing such information as set forth in the immediately preceding paragraph, with such additional information in the notice concerning the nominee for election as a director of the corporation as is disclosed in the proxy materials concerning all persons nominated by the Board of Directors for election as a director of the corporation.

    Failure of any shareholder to provide such notices in such a timely manner as set forth in this Section 9 shall authorize the presiding officer at the meeting of shareholders before which such business is to be introduced or at which such nominee is to be considered for election as a director to rule such proposal or nomination out of order and not to be introduced or considered.

                                  ARTICLE III

                                   Directors

    1.  General Powers: The business and affairs of the corporation shall be
        ---------------
managed by the Board of Directors or by the Executive Committee.

    2.  Number, Term and Qualification: The Board shall consist of not less than
        -------------------------------
three nor more than twenty-five members and the number of members shall be fixed and determined from time to time by a resolution of the majority of the full board or by resolution of the shareholders at any meeting thereof, but the number of Directors shall not be less than three. The Board of Directors shall be divided into three classes, each class to be as nearly equal in number as possible. At the annual meeting of stockholders in 1984, the directors of one class shall be elected for a term of three years. At each annual meeting of the stockholders after the 1984 annual meeting, the successor of the directors of the class whose terms expire in that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire each year. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified. If the size of the Board of Directors is increased, the new directors elected in the year of the increase shall be elected to serve for terms of one, two or three years such that the three classes shall remain equal or nearly equal. Directors must possess the qualifications required of directors of National Banks as set forth in the laws of the United States and the regulations and rulings of the regulatory authorities supervising such National Banks.

    3.  Election of Directors: Except as provided in Section 6 of this Article,
        ----------------------
the directors shall be elected at the annual meeting of shareholders, and those persons who receive the highest number of votes shall be deemed to have been elected.

    Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary a certificate under their hands, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

    4.  Cumulative Voting: Every shareholder entitled to vote at an election of
        ------------------
directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his vote by giving one candidate as many votes as the number of such directors multiplied by the number of shares shall equal, or by distributing such votes on the same principal among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the directors starts, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

    5.  Removal: Directors may be removed from office only for cause and only by
        -------
a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. However, unless the entire board is removed, an individual director may not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election. If any or all directors are so removed, new directors may be elected at the same meeting.

    6.  Vacancies: A vacancy occurring in the Board of Directors, including a
        ---------
vacancy not filled by the shareholders and a vacancy created by an increase in the number of directors, may be filled by a majority of the remaining directors provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which: (a) exceeds by more than two the number of directors last fixed by shareholders where such number was fifteen or less, and (b) to a number which exceeds by more than four the number of directors last fixed by shareholders where such number was sixteen or more.

    7.  Chairman: There shall be a Chairman of the Board of Directors elected by
        --------
the directors from their number at any meeting of the board. The Chairman shall be Chief Executive Officer as provided under Article V, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be directed by the board. There may also be a Vice Chairman of the Board of Directors who shall preside in the absence of the Chairman.

    8.  Compensation: The Board of Directors may compensate Directors for their
        -------------
services as such and may provide for the payment of all expenses incurred by the directors in attending regular and special meetings of the board.

    9.  Executive Committee: There shall be an Executive Committee composed of
        -------------------
not less than three members, appointed by the Chief Executive Officer with the approval of the board annually or more often. The Executive Committee shall have and may exercise, to the extent provided by law, all of the authority and powers of the Board of Directors in the management of the corporation, during intervals between meetings of the board. The Executive Committee shall advise in regard to policies of the corporation and the conduct of its affairs, may make such recommendations to the Board of Directors as it may deem proper, and shall consider any matters submitted to it by the officers or by any committee during intervals between meetings of the board, with power to act in the premises. The Board of Directors may elect a Chairman of the Executive Committee, and if the board does not elect a chairman of the committee, the Executive Committee shall elect as its chairman one of its members.

    10. Examining Committee: There shall be an examining committee composed of
        --------------------
not less than three directors, exclusive of any active officers, appointed by the Chief Executive Officer with the approval of the board annually or more often. The duty of the Examining Committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the corporation and its subsidiaries or cause suitable examinations to be made by auditors appointed by the board of directors whose report shall be made to the shareholders, and to report the result of such examinations in writing to the board at the next regular meeting thereafter. Such reports shall state whether the corporation and its subsidiaries are in a sound condition, whether adequate internal controls and procedures are being maintained and shall recommend to the board such changes in the manner of conducting the affairs of the corporation and its subsidiaries as shall be deemed advisable.

    11. Other Committees: The board may provide for any other committee not
        -----------------
provided for in these bylaws composed of members appointed by the Chief Executive Officer with the approval of the board.

                                   ARTICLE IV

                              Meeting of Directors

    1.  Organization Meeting: The Secretary, upon receiving the certificate of
        ---------------------
the judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the corporation of the purpose of organizing a new board and electing and appointing officers of the corporation for the succeeding year. Such meeting shall be appointed to be held on the day of election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.
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    2.  Regular Meetings: The regular meetings of the Board of Directors shall
        -----------------
be held, without notice, on the third Thursday of each month at the Main Office except when five days notice of another meeting date or place is given by the Chief Executive Officer or Secretary. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate some other day.

    3.  Special Meetings: Special meetings of the Board of Directors may be
        -----------------
called by the Chief Executive Officer or President of the corporation, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each special meeting not less than two days before the meeting. Such notice need not specify the purpose for which the meeting is called.

    Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

    4.  Quorum: A majority of the directors fixed by these bylaws shall
        -------
constitute a quorum for the transaction of business at any meeting of the Board of Directors but a less number may adjourn any meeting from time to time and the meeting may be held as adjourned, without further notice.

    5.  Manner of Acting: Except as otherwise provided in this section, the act
        -----------------
of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    The vote of a majority of the number of directors fixed by these bylaws shall be required to adopt a resolution constituting an Executive Committee. The vote of a majority of the directors then holding office shall be required to adopt, amend or repeal a bylaw, or to adopt a resolution dissolving the corporation without action by the shareholders. Vacancies in the Board of Directors may be filled as provided in Article III, Section 6, of these bylaws.

    6.  Evaluation of Business Combinations: The Board of Directors of the
        ------------------------------------
corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the corporation, (b) merge or consolidate the corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located.

                                   ARTICLE V

                                    Officers

    1.  Number: The officers of the corporation shall consist of a Chairman of
        ------
the Board and Chief Executive Officer, a President, one or more Executive Vice Presidents, a Secretary, a Treasurer, a Comptroller, and such Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer or President or Executive Vice President and Secretary, and the offices of Treasurer and Comptroller may not be held by the same person.

    2.  Election and Term: The officers of the corporation shall be elected by
        -----------------
the Board of Directors. Such election may be held at any meeting of the board. Each officer shall hold office until the next organizational meeting as provided in Article IV, Section I.

    3.  Removal: Any officer or agent elected or appointed by the Board of
        --------
Directors may be removed by the board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

    4.  Compensation: The compensation of all officers of the corporation shall
        -------------
be fixed by the Board of Directors.

    5.  Chairman of the Board and Chief Executive Officer: The Board of
        -------------------------------------------------
Directors shall appoint and elect one of its members to be Chairman of the Board and Chief Executive Officer of the corporation. The Chairman of the Board and Chief Executive Officer shall have full executive powers, shall be the principal executive officer of the corporation, shall have and exercise all powers, duties and authority pertaining by practice or custom to the Office of Chief Executive and shall supervise, direct and control the management of the corporation in accordance with these Bylaws. He shall preside at all meetings of the Board of Directors. He shall appoint all committees of the Board of Directors with the approval of the Board of Directors. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors. The Chairman of the Board is herein called and is referred to throughout these Bylaws and the "Chief Executive Officer".

    6.  President: The Board of Directors shall appoint one of its members to be
        ---------
President of the corporation. The President shall be the Chief Administrative Officer of the corporation and he shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

    7.  Executive Vice President: The Board of Directors may appoint one or more
        -------------------------
Executive Vice Presidents. Each Executive Vice President, in the order designated by the Board, in the absence of the President, shall perform all the duties and have all the powers of the President.

    8.  Senior Vice Presidents: The Board of Directors may appoint Senior Vice
        ----------------------
Presidents whose responsibilities and management shall extend to more than one area of the management of the corporation.

    9.  Vice Presidents: The Board of Directors may appoint Vice Presidents who
        ----------------
shall perform such duties and have such other powers as the Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents and/or Board of Directors shall prescribe.

    10.  Secretary: The Secretary shall keep accurate records of the acts and
         ----------
proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these bylaws. He shall have general charge of the corporate books and records of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, shall perform all duties incident to the office of secretary and such other duties as may be assigned him from time to time by the Chief Executive Officer or by the Board of Directors.

    11.  Treasurer: The Treasurer shall have custody of all funds and securities
         ---------
belonging to the corporation and shall receive and deposit the same under the direction of the Board of Directors. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the Chief Executive Officer or by the Board of Directors.

    12.  Comptroller: The Comptroller shall keep full and accurate accounts of
         ------------
the finances of the corporation in records especially provided for that purpose; and, he shall cause to be made a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year. The Comptroller shall mail or otherwise deliver a copy of the latest of such statement to any shareholder upon his written request therefor. The Comptroller shall, in general, perform all duties incident to his office and such other duties as may be assigned to him by the Board of Directors.

    13.  Assistant Secretaries and Treasurers: The Assistant Secretaries and
         ------------------------------------
Assistant Treasurers shall by delegation by or in the absence of the Secretary or Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.

    14.  Bonds: The Board of Directors may by resolution require any or all
         -----
officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

    15.  Chairman of the Board Emeritus: The Board of Directors may elect
         ------------------------------
annually a Chairman of the Board Emeritus who shall be a special officer of the Corporation, to have such duties as the Chairman and Chief Executive Officer may assign to him from time to time.

                                   ARTICLE VI

                         Contracts, Loans and Deposits

    1.  Contracts: The Board of Directors may authorize any officer or officers,
        ---------
agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to special instances.

    2.  Loans: No loans shall be contracted on behalf of the corporation and no
        -----
evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

    3.  Checks and Drafts: All checks, drafts, or other orders for the payment
        ------------------
of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    4.  Deposits: All funds of the corporation not otherwise employed shall be
        ---------
deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

                                  ARTICLE VII

                   Certificates for Shares and Their Transfer

    1.  Certificates for Shares: Certificates representing shares of the
        ------------------------
corporation shall be issued in such form as the Board of Directors shall determine, to every shareholder for the fully-paid shares owned by him. These certificates shall be signed by the Chief Executive Officer or President by facsimile or manually by the Chief Executive Officer or President, Executive Vice President, any Senior Vice President and by the Secretary by facsimile or manually by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall bear a facsimile of the seal of the Corporation and be consecutively numbered or otherwise identified. The name of the persons to whom they are issued, the number of shares and the date of issue shall appear on each certificate that is issued. The Board of Directors shall designate a Transfer Agent who may countersign each certificate either manually or by use of a facsimile signature.

    The Transfer Agent shall keep the stock transfer books of the corporation which shall reflect the name and address of the persons to whom certificates are issued and the number of shares represented by each certificate and its date of issue.

    The Board of Directors may designate a Registrar to register each certificate that is issued either manually or by use of a facsimile signature.

    2.  Transfer of Shares: Transfer of shares shall be made and recorded on the
        -------------------
stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

    3.  Closing Transfer Books and Fixing Record Date: For the purpose of
        ---------------------------------------------
determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

    In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days, and in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

    If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

    4.  Lost Certificates: The Board of Directors may authorize the issuance of
        -----------------
a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the board may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the board may, by resolution reciting the circumstances justifying such action, authorize the issuance of the new certificate without requiring such a bond.

                                  ARTICLE VIII

                   Indemnification of Officers and Directors

    Section 1: Any person who at any time hereafter serves or heretofore has
    ----------
served:

  (i)   As an officer or director of the Corporation; or

 (ii) At the request of the Corporation as an officer or director (or in any position of similar authority, by whatever title known) of any other corporation, partnership, joint venture, trust or other enterprise in which the Corporation has a significant financial interest (hereinafter referred to as an "Affiliate" of the Corporation); or

(iii) As an individual trustee or administrator under any employee benefit plan sponsored by the corporation or any of its Affiliates, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against:

      (a) All liability expense including without limitation costs and expenses of litigation and reasonable attorney's fees, actually and reasonable incurred by him in connection with or as a consequence of any threatened, pending or completed action, suit or preceding, whether civil, criminal, administrative or investigative, including appeals, and whether or not brought by or on behalf the Corporation or any of its affiliates or by or on behalf of any third party, outsider or any other person, seeking to hold him liable by reason of or arising out of his status or his activities in any of the foregoing capacities; and

      (b) Liability incurred by him for any judgments, money decrees, fines, penalties or amounts paid in settlement in connection with or as a consequence of any action, suit or proceeding described in (a) above.

      Provided, however, the Corporation shall not indemnify any person against any liability or litigation expense he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interest of the Corporation or any of its affiliates.

      Section 2: Any person entitled to indemnification under this Article shall
      ---------
be entitled to recover from the Corporation his costs, expenses and reasonable attorney's fees incurred in connection with enforcing his right to indemnification.

      Section 3: Expenses incurred by a director or officer of the Corporation
      ---------
in defending an action, suit or proceeding described above shall, at the request of such director or officer, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to indemnification from the Corporation under this Article or otherwise.

      Section 4: Any person who at any time after the adoption of this Article
      ----------
serves or has served in any of the foregoing capacities for or on behalf of the Corporation or any of its Affiliates shall be deemed to be doing so and to have done so in reliance upon, and as consideration for, the rights provided herein. Such rights shall inure to the benefit of the heirs and legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article.

      Section 5: Any amendment, alteration, repeal or other change hereof
      ----------
limiting or restricting in any way the rights granted hereunder shall operate prospectively only and shall not prejudice, defeat or impair any rights of any person existing at the time of such amendment, alteration, or repeal or other change.

      Section 6: If this Article or any portion hereof shall be invalidated on
      ----------
any ground by any court or agency of competent jurisdiction, then the Corporation shall nevertheless indemnify each person described in Section I to the full extent permitted by the portion of this Article that is not invalidated and also to the full extent permitted or required by other applicable law.

                                   ARTICLE IX

                               General Provisions

    1.  Dividends: The Board of Directors may from time to time declare, and the
        ---------
corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the law and by the charter.

    2.  Seal: The corporate seal of the corporation shall consist of two
        ----
concentric circles between which is the name of the corporation and in the center of which is embossed the corporation's eagle logo; and such seal, as impressed on the margin hereof, is hereby adopted as the seal of the corporation.

    3.  Waiver of Notice: Whenever any notice is required to be given to any
       -----------------
shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or bylaws of this corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     4. Fiscal Year: Unless otherwise ordered by the Board of Directors, the
        -----------
fiscal year of the corporation shall be from January 1 to December 31.

     5. Amendments: Except as otherwise provided herein, these bylaws
        ----------
may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors, provided ten days notice of the proposed amendment has been given to each member of the Board of Directors.

     The Board of Directors shall have no power to adopt a bylaw:
(1) requiring more than a majority of the voting shares for a quorum at a regular meeting of the shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its Executive Committee; (3) increasing or decreasing the number of directors; (4) that is inconsistent with the requirements of the laws of the State of North Carolina and of the Articles of Incorporation. No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors. The affirmative vote of two-thirds of the total number of shares outstanding shall be required to amend, alter, change or repeal Article III, Section 2.5 and 6 and this Section 5 of Article VIII of these bylaws.

    6.  North Carolina Shareholder Protection Act Inapplicable.  The provisions
        ------------------------------------------------------
of Article 7, Affiliated Transactions, of Chapter 55 of the General Statutes of North Carolina, known as the North Carolina Shareholder Protection Act, shall not be applicable to the Corporation.

Adopted:                                             Amended:
March 23, 1976 and                                   October 18, 1986

Amended:                                             Amended:
July 20,  1978                                       July 16, 1987

Amended:                                             Amended:
March 27, 1984                                       February 18, 1988
by Stockholders at Southern National
Corporation Annual Meeting
                                                     Amended
                                                     February 16, 1989

                                                     Amended
                                                     August 16, 1990

                                                     Amended
                                                     April 9, 1992

AMENDMENT TO BYLAWS MADE AT 4/22/97 MEETING OF SHAREHOLDERS OF SOUTHERN NATIONAL CORPORATION

     RESOLVED, that Article III, Section 2 of the Bylaws of Southern National Corporation be amended to read as follows:

     2.  Number, Term and Qualification: The Board shall consist of not less
         -------------------------------
than three nor more than 30 members and the number of members shall be fixed and determined from time to time by resolution of the majority of the full board or by resolution of the shareholders at any meeting thereof, but the number of directors shall not be less than three.

AMENDMENT TO BYLAWS MADE AT 4/22/97 MEETING OF BOARD OF DIRECTORS OF SOUTHERN NATIONAL CORPORATION


      WHEREAS, the first sentence of Article II, Section 8 of the Bylaws of the Company currently provides as follows:

      "Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this corporation shall act as proxy."; and

      WHEREAS, the Board of Directors deems it to be in the best interests of the Company to amend the Bylaws to permit officers and employees of the Company to act as proxies in connection with voting by the shareholders of the Company;

      NOW, THEREFORE, BE IT RESOLVED, that the first sentence of Article II,
Section 8 of the Bylaws of the Company is hereby amended to read in its entirety as follows:

      "Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing."

      FURTHER RESOLVED, that such amendment shall be retroactive to the date of adoption of Article II, Section 8 of the Bylaws in the form herein amended; and

      FURTHER RESOLVED, that prior appointments of officers and employees of the Company as proxies in connection with voting by the shareholders of the Company, and all actions of all such officers and employees as proxies pursuant to such appointments, are hereby approved and ratified in all respects whatsoever.

                                   Exhibit C

                                   RESOLUTION

      WHEREAS, the first sentence of Article II, Section 8 of the Bylaws of the Company currently provides as follows:

      "Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this corporation shall act as proxy."; and

      WHEREAS, the Board of Directors deems it to be in the best interests of the Company to amend the Bylaws to permit officers and employees of the Company to act as proxies in connection with voting by the shareholders of the Company;

      NOW, THEREFORE, BE IT RESOLVED, that the first sentence of Article II,
Section 8 of the Bylaws of the Company is hereby amended to read in its entirety as follows:

      "Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing."

      FURTHER RESOLVED, that such amendment shall be retroactive to the date of adoption of Article II, Section 8 of the Bylaws in the form herein amended;
and

      FURTHER RESOLVED, that prior appointments of officers and employees of the Company as proxies in connection with voting by the shareholders of the Company, and all actions of all such officers and employees as proxies pursuant to such appointments, are hereby approved and ratified in all respects whatsoever.

                               Charles E. Nichols
                               A. Winniett Peters

     The Chairman recognized the Secretary for remarks relating to a proposal to amend the Corporation's Charter. Mr. Herring reported that Southern National Corporation and BB&T Financial Corporation had merged in February of 1995, and that all of the subsidiary banks had operated under the BB&T name since that time. In order to eliminate confusion among banking clients, investors and the public generally, the Board of Directors has recommended that the holding company name be changed to BB&T Corporation. Mr. Herring, on behalf of the Board of Directors, moved the adoption of the following resolution, which motion was duly seconded and the resolution adopted:

     RESOLVED, that Article I of the Articles of Incorporation of Southern National Corporation be amended to read as follows:

     The name of the Corporation is BB&T Corporation.

     The Chairman recognized the Secretary for remarks relating to a proposal to amend the Bylaws to increase the maximum number of directors. Mr. Herring reported that the Bylaws presently provide that the maximum number of directors is 25, and that the board presently consists of 24 directors. The UCB Reorganization Agreement provides that four current UCB directors be added to the Southern National board, and to assist in complying with this requirement it would be desirable to increase the maximum number of directors to 30. He further indicated that five of the current directors would retire in December 1997, pursuant to normal retirement policy. On behalf of the Board of Directors, Mr. Herring moved the adoption of the following resolution, which motion was duly seconded and the resolution adopted:

     RESOLVED, that Article III, Section 2 of the Bylaws of Southern National Corporation be amended to read as follows:

     2.  Number, Term and Qualification: The Board shall consist of not less
         ------------------------------
than three nor more than 30 members and the number of members shall be fixed and determined from time to time by resolution of the majority of the full board or by resolution of the shareholders at any meeting thereof, but the number of directors shall not be less than three.

     The Chairman recognized the Secretary for remarks relating to a proposal to allocate additional shares to the Non-Employee Directors' Stock Option Plan ("Directors' Plan"). Mr. Herring reported that the Directors' Plan was originally adopted in 1992 and 400,000 shares of common stock were reserved for use under the plan. Approximately 93,000 remain available under the Directors' Plan, which was amended in January 1997 to include it as a sub-plan of the Directors' Stock Option and Deferred Compensation Plan. In order to provide additional shares for the sub-plan, it is recommended that an additional 500,000 shares be allocated for use under the sub-plan. On behalf of the Compensation Committee, Mr. Herring moved the adoption of the following resolution, which was duly seconded and adopted:

     RESOLVED, that the number of shares of Southern National Corporation common stock authorized for issuance pursuant to the Stock Option Subplan of the Non-Employee Directors'

                                                                               3